Exhibit (h)(2)(xxii)

TWENTIETH AMENDMENT TO

ADMINISTRATIVE SERVICES AGREEMENT

This Amendment made as of November 16, 2012, by and between NGAM Advisors, L.P. (“NGAM Advisors”), Natixis Funds Trust I, Natixis Funds Trust II, Natixis Funds Trust IV, Loomis Sayles Funds I, Loomis Sayles Funds II, Gateway Trust and Hansberger International Series (collectively, the “Trusts”).

WHEREAS, NGAM Advisors and the Trusts are parties to an Administrative Services Agreement dated January 3, 2005, as amended November 1, 2005, January 1, 2006, July 1, 2007, September 17, 2007, February 1, 2008, February 19, 2008, July 1, 2008, September 29, 2008, October 31, 2008, January 9, 2009, July 27, 2009, February 25, 2010, July 1, 2010, September 21, 2010, December 14, 2010, July 1, 2011, September 16, 2011, March 28, 2012 and June 29, 2012 (together with the amendments, the “Agreement”), governing the terms and conditions under which NGAM Advisors provides certain administrative services to the series of the Trusts; and

WHEREAS, NGAM Advisors and the Trusts desire to amend Schedule A of the Agreement to reflect changes in Trust Portfolios;

NOW THEREFORE, in consideration of the premises and covenants contained herein, NGAM Advisors and the Trusts hereby agree as follows:

1.	Schedule A of the Agreement is deleted in its entirety and replaced with Schedule A attached hereto.

2.	Except as specifically superseded or modified herein, the terms and provisions of the Agreement shall continue to apply with full force and effect.

3.	This Amendment may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

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IN WITNESS WHEREOF, each of the parties has caused this instrument to be executed as a sealed instrument in its name and behalf by its duly authorized representative as of the date first above written.

NGAM ADVISORS, L.P.

By NGAM Distribution Corporation, its general partner

By:	/s/ David L. Giunta
David L. Giunta, President and Chief Executive Officer

NATIXIS FUNDS TRUST I
NATIXIS FUNDS TRUST II
NATIXIS FUNDS TRUST IV
LOOMIS SAYLES FUNDS I
LOOMIS SAYLES FUNDS II
GATEWAY TRUST
HANSBERGER INTERNATIONAL SERIES

By:	/s/ Michael C. Kardok
Michael C. Kardok, Treasurer

Schedule A

Trust Portfolios

As of: November 16, 2012

Natixis Funds Trust I

Absolute Asia Dynamic Equity Fund

CGM Advisor Targeted Equity Fund

Hansberger International Fund

Loomis Sayles Core Plus Bond Fund

Natixis Diversified Income Fund

~~Natixis Oakmark Global Fund~~ (Liquidated August 17, 2012)

Natixis Oakmark International Fund

Natixis U.S. Multi-Cap Equity Fund

Vaughan Nelson Small Cap Value Fund

Natixis Funds Trust II

ASG Diversifying Strategies Fund

ASG Global Alternatives Fund

ASG Growth Markets Fund

ASG Managed Futures Strategy Fund

Harris Associates Large Cap Value Fund

Loomis Sayles Strategic Alpha Fund (formerly, Loomis Sayles Absolute Strategies Fund)

Loomis Sayles Capital Income Fund

Loomis Sayles Multi-Asset Real Return Fund

Loomis Sayles Senior Floating Rate and Fixed Income Fund

McDonnell Intermediate Municipal Bond Fund (effective November 16, 2012)

Vaughan Nelson Select Fund

Vaughan Nelson Value Opportunity Fund

Natixis Funds Trust IV

AEW Real Estate Fund

Loomis Sayles Funds I

Loomis Sayles Bond Fund

Loomis Sayles Fixed Income Fund

Loomis Sayles Global Bond Fund

Loomis Sayles High Income Opportunities Fund*

Loomis Sayles Inflation Protected Securities Fund

Loomis Sayles Institutional High Income Fund

Loomis Sayles Intermediate Duration Bond Fund

Loomis Sayles Investment Grade Fixed Income Fund

Loomis Sayles Securitized Asset Fund*

Loomis Sayles Small Cap Value Fund

*	With respect to these Funds only, paragraph 3 of the Agreement is revised to provide that NGAM Advisors shall be entitled to reasonable compensation for its services and expenses as Administrator, but Loomis, Sayles & Company, L.P. (“Loomis Sayles), the adviser to the Funds, and not Loomis Sayles Funds I, shall be responsible for payment of such compensation and expenses relating to the Funds, as agreed upon by Loomis Sayles in separate Letter Agreements dated January 3, 2005 and July 1, 2005, respectively.

Loomis Sayles Funds II

Loomis Sayles Global Equity and Income Fund

Loomis Sayles Growth Fund

Loomis Sayles High Income Fund

Loomis Sayles International Bond Fund

Loomis Sayles Investment Grade Bond Fund

Loomis Sayles Limited Term Government and Agency Fund

Loomis Sayles Mid Cap Growth Fund

Loomis Sayles Small Cap Growth Fund

Loomis Sayles Strategic Income Fund

Loomis Sayles Value Fund

Hansberger International Series

~~Hansberger Emerging Markets Fund~~ (Liquidated July 27, 2012)

Hansberger International Growth Fund

Hansberger International Value Fund

Gateway Trust

Gateway Fund

Gateway International Fund